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                                    EXHIBIT A

                          AGREEMENT AS TO JOINT FILING


         Pursuant to Regulation Section 240.13d-1(f)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D Amendment relating to Cone Mills Corporation is being filed on behalf of each of the undersigned.


         /s/ Bruce E. Henry
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Bruce E. Hendry

         /s/ Marc H. Kozberg
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Marc H. Kozberg

         /s/ Dr. Demetre  Nicoloff
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Dr. Demetre Nicoloff

         /s/ G. James Spinner
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G. James Spinner

         /s/ Robert H. Paymar
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Robert H. Paymar

         /s/ James A. Potter
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James A. Potter

         /s/ Susan N. Potter
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Susan N. Potter


THE TEMPLE COMPANY, L.L.P.

By:      /s/ Charles Barry
    -----------------------------------
         Charles Barry, a partner


CHARMEL LIMITED PARTNERSHIP

By:      Charmel Enterprises, Inc.

         By:      /s/ Charles Barry
             -----------------------------
                  Charles Barry, President


CHARMEL ENTERPRISES, INC.

By:      /s/ Charles Barry
     -------------------------------------
         Charles Barry, President

         /s/ Richard Fitzgerald
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Richard Fitzgerald

         /s/ Charles Barry
---------------------------------------
Charles Barry

         /s/ Melanie Barry
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Melanie Barry

         /s/ Marvin W. Goldstein
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Marvin W. Goldstein